Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                                   LONE STAR INDUSTRIES, INC.
                                          (Registrant)


                                   By:     John J. Martin
                                           John J. Martin
Dated: April 29, 1994                   Senior Vice President,
                                        General Counsel and
                                              Secretary